Exhibit 10.1
ASSIGNMENT AND ASSUMPTION OF LEASE
This Assignment and Assumption of Lease (the “Assignment”), dated as of February 1, 2017 (the “Effective Date”), is by and between OPEXA THERAPEUTICS, INC. (“Assignor”), and KBI BIOPHARMA, INC. (“Assignee”). Assignor and Assignee are sometimes referred to herein as the “Parties” and individually as a “Party.”
WHEREAS, Dirk D. Laukien, as lessor (“Lessor”), and Assignor, as tenant, entered into that certain Lease dated August 19, 2005 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated April 2, 2015 (the “First Amendment”; the Original Lease and First Amendment are herein called the “Lease”), for that certain premises known as 2635 Technology Forest Drive, Suite 100, The Woodlands, Texas 77381 (the “Premises”).
WHEREAS, Assignor now desires to assign to Assignee, and Assignee now desires to accept and assume, all of Assignor’s right, title and interest under the Lease.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1.           Assignment. As of the Effective Date, Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of such Assignor’s right, title and interest in, to and under the Lease.
2.           Assumption. From and after the Effective Date, Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed, fulfilled and complied with by tenant under the Lease.
3.           Assignee’s Indemnification of Assignor. Assignee shall and does hereby indemnify Assignor against, and agrees to hold Assignor harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, arising as a result of any act, omission or obligation of Assignee arising or accruing with respect to the Lease and occurring or alleged to have occurred after the Effective Date.
4.           Assignor’s Indemnification of Assignee. Assignor shall and does hereby indemnify Assignee against, and agrees to hold Assignee harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, arising as a result of any act, omission or obligation of Assignor arising or accruing with respect to the Lease and occurring or alleged to have occurred on or prior to the Effective Date.
5.           Entire Agreement. This Assignment represents the entire agreement of the Parties with regard to the subject matter contained herein and supersedes all prior agreements, written or oral, with regard to such matters.
6.           Authority. Each Party represents and warrants that it has the power and authority to execute, deliver and perform under this Assignment. This Assignment has been duly authorized, executed and delivered by each Party and is binding and enforceable against such Party in accordance with the terms and conditions contained herein.

7.           Counterparts. This Assignment may be executed in counterparts; all such counterparts shall constitute but one and the same agreement. To facilitate execution of this Assignment, the parties hereto may execute and exchange, by facsimile or electronic mail PDF, counterparts of the signature pages.
8.           Governing Law. This Assignment shall be interpreted in accordance with the law of the State of Texas.
9.           Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.
10.           Assignor Representations. Assignor represents and warrants to Assignee and Lessor as follows:
(a)
The Lease is in full force and effect and has not been modified, supplemented or amended in any way;

(b)
The Lease represents the entire agreement between Lessor and Assignor as to the leasing of the Premises and that there are no other agreements, written or oral, by Lessor and Assignor which affect the occupancy or use of any portion of the Premises; and
(c)
To Assignor’s knowledge, there are no defaults by Lessor under the Lease and no event has occurred or condition exists that would, with the passage of time or with notice, or both, constitute a default by Lessor under the Lease.
  [Remainder of page blank; signature pages follow.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.
ASSIGNOR:

OPEXA THERAPEUTICS, INC.,
fka PharmaFrontiers Corporation

By: /s/ Neil K. Warma
Name: Neil K. Warma
Title: President & CEO

ASSIGNEE:

KBI BIOPHARMA, INC.

By: /s/ Tim Kelly
Name: Tim Kelly
Title: President

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